     EXHIBIT 1.1


     Euronet Services Inc.
     (a Delaware corporation)

     5,300,000 Shares of Common Stock


     UNDERWRITING AGREEMENT





Dated:  February [   ], 1997

     Euronet Services Inc.
     (a Delaware corporation)

     5,300,000 Shares of Common Stock


     UNDERWRITING AGREEMENT



                                                            February [   ], 1997

ING BARING (U.S.) SECURITIES, INC.
ARNHOLD AND S BLEICHROEDER, INC.
NOMURA SECURITIES INTERNATIONAL, INC.

     As Representatives of the U.S.
     Underwriters listed in Schedule I

BARING BROTHERS LIMITED
CREDIT SUISSE FIRST BOSTON "EUROPE" LIMITED
NOMURA INTERNATIONAL

     As Representatives of the International
     Underwriters listed in Schedule I

c/o Baring Brothers Limited
60 London Wall
London EC2M 5TQ


Ladies and Gentlemen:

     Euronet Services Inc. (the "Company"), a Delaware corporation, proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters listed in Schedule I hereto (the "Underwriters", which for the avoidance of doubt shall include Baring Brothers Limited and ING Barings (U.S.) Securities, Inc.), for whom you are acting as representatives (the "Representatives"), 3,088,042 authorized but unissued shares of the Company's Common Stock, par value $0.01 per share ("shares of which class of stock of the Company are hereinafter referred to as Common Stock"), and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell severally an aggregate of 2,211,958 outstanding shares of Common Stock, as set forth in
Schedule II, to the Underwriters. Such shares of Common Stock, aggregating 5,300,000 shares, are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I opposite the name of such Underwriter. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of 795,000 additional shares of Common Stock to cover over-allotments, if any.
The aforesaid 5,300,000 shares of Common Stock (the "Firm Shares"), together with all or any part of the 795,000 additional shares of Common Stock subject to the option described in Section 2 (the "Optional Shares"), are collectively herein called the "Shares." The Shares are more fully described in the Prospectus referred to below.

     It is understood that effective upon the execution of this Agreement the share capital of the Company will be reorganized in accordance with the terms of an Exchange Agreement dated as of December 17, 1996 by and among the Company, Euronet Holding N.V. and the stockholders and optionholders of Euronet Holding N.V. listed on Exhibits A and B thereto (the "Exchange Agreement").

     Section 1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

           (i) A registration statement on Form S-1 (File No. 333-18121) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Commission has not issued an order suspending the effectiveness of the Registration Statement nor instituted proceedings for that purpose. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters;

           (ii) KPMG Polska Sp. z o.o, who are reporting upon the audited financial statements included in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations;

           (iii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, to the knowledge of the Company, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations;

           (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus will not, as of the applicable filing date and as of the filing date of any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto);

           (v) Each of the Company and its subsidiaries, Euronet Bank 24 Rt., a company limited by shares organized under the laws of the Republic of Hungary ("Hungary"), Bankomat 24 Sp. z o.o, a limited liability company organized under the laws of the Republic of Poland ("Poland"), Euronet Holding N.V., a Company organized under the laws of the Netherlands Antilles and SatComNet Kft., a limited liability company organized under the laws of Hungary (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority under such laws to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus, and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, where the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole and the Subsidiaries are the only entities in which the Company owns, directly or indirectly, a 50% or greater equity interest; and the Company's and the Subsidiaries' conduct of business as currently conducted or as proposed to be conducted in the Prospectus does not violate any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject;

            (vi) The Company and the Subsidiaries have good title
                 to all properties (real and personal) described in the Prospectus as owned by them, free and clear of any encumbrances, equities or claims, except such encumbrances as are described in the Prospectus or which are not material in amount; any properties held under lease by the Company and the Subsidiaries are held under valid and enforceable leases; and neither the

            Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases mentioned above;

           (vii) The Company and the Subsidiaries have all licenses, concessions, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory bodies that are necessary to own or lease, as the case may be, their properties and conduct their businesses as described in the Prospectus; all of such licenses, concessions, franchises, permits, authorizations, approvals and orders are in full force and effect under the laws of the jurisdiction of incorporation of the Company and the Subsidiaries, and each of the Company and the Subsidiaries is in compliance with all material terms and requirements applicable thereto and no condition or event has occurred and is continuing that could reasonably be expected to cause the revocation, cancellation, lapsing, expiration or termination of such licenses, concessions, franchises, permits, authorizations, approvals or orders;

           (viii) Each of the Company and its Subsidiaries owns or possesses adequate trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole;

           (ix) The Company has an authorized capital stock as described in the Prospectus and all outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable, not subject to any preemptive rights and conform to the descriptions thereof in the Prospectus; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue shares of Common Stock or any other class of share capital of the Company (except, in any such case, as set forth in the Prospectus); all outstanding shares of capital stock of each Subsidiary have been validly authorized, are validly issued, fully paid and non-assessable and owned, directly or indirectly, by the Company and, except as described in the Prospectus, are free of any encumbrances, equities or claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding; the Shares to be sold by the Company have been duly authorized and, after payment and delivery thereof, will be validly issued, fully paid, non-assessable, not subject to any preemptive rights and will conform to the descriptions thereof in the Prospectus; there are no restrictions on subsequent transfers of Shares, except as disclosed in the Prospectus; and the Shares have been duly approved for listing, subject to official notice of issuance, on the Nasdaq National Market ("Nasdaq");

           (x) The Reorganization (as defined in the Prospectus) has been duly authorized by the Company;

           (xi) Each of this Agreement and the Exchange Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement and the Exchange Agreement has been duly authorized, executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally;

           (xii) (A) The issuance of the Shares against payment therefor pursuant to this Agreement, (B) the sale and delivery of the Shares to be delivered on the Closing Date, as defined in Section 2(b), (C) the execution, delivery and performance of this Agreement, (D) the consummation of the Reorganization and (E) the consummation of the transactions herein contemplated, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body in any court having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter or by-laws (or equivalent constitutive documents) of the Company or any such Subsidiary, except, in each case, for such breaches, violations or defaults as would not have a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole;

           (xiii) No consent, approval, authorization, notification or order of, or filing or recordation with, any court or governmental agency or body is required to be obtained by the Company for the consummation by the Company of the Reorganization or the transactions contemplated by this Agreement and the Exchange Agreement, except (A) the registration under the Act of the Shares and qualification in Canadian provinces, (B) such governmental authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, and
      (C) such governmental authorizations as may be required under state or foreign securities or Blue Sky laws or any laws of jurisdictions outside of the jurisdictions of incorporation of the Company and its Subsidiaries and the United States in connection with the purchase and distribution of the Shares by or for the account of the Underwriters;

            (xiv) There has not occurred since the date of the
                 Prospectus, other than as set forth therein, (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole; (B) any transaction entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock. The Company and its Subsidiaries have no material contingent obligations which are not discussed in the Company's financial statements which are included in the Registration Statement;

           (xv) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that (A) are required to be described in the Registration Statement or the Prospectus and are not so described, (B) if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole, or (C) to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective assets or property is the subject, which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

           (xvi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any governmental or taxing authority in connection with (A) the sale and delivery by the Company and the Selling Stockholders of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside the jurisdictions of incorporation of the Company and its Subsidiaries by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated in the Prospectus;

           (xvii) Neither the Company nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor any Subsidiary will become an "investment company" as defined in the Investment Company Act;

            (xviii) The consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, consolidated changes in stockholders' equity and consolidated cash flows of the Company and the Subsidiaries for the periods specified; such consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved, except as otherwise noted in the Prospectus; the summary and selected consolidated financial data for the Company and the Subsidiaries included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement and Prospectus;

           (xix) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Company's capital stock and under the captions "Certain United States Federal Tax Considerations for Non-U.S. Holders of Shares", "Risk Factors", "Dividend Policy", "Business", "Management", "Certain Transactions", and "Description of Capital Stock"insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

           (xx) Other than as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person rights to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, or to require the Company to include such securities in securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

           (xxi) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time, or both, will be, in violation of its charter or by-laws (or other constitutive documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except to the extent that such violation or default would not have a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole;

           (xxii) None of the outstanding shares of Common Stock or any capital stock of its Subsidiaries was issued in violation of any preemptive or other rights of any stockholder or the Company or any of its Subsidiaries, respectively;

            (xxiii) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substances that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would have a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim;

           (xxiv) To the best knowledge of the Company, no labor dispute with the employees or contractors of the Company or any Subsidiary exists, or is imminent, that could have a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole;

           (xxv) The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company and each Subsidiary has not been refused any insurance coverage sought or applied for; and the Company and each Subsidiary does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole;

           (xxvi) The Company has accurately prepared and filed on a timely basis all material tax returns, reports and other information which are required to be filed by or with respect to the Company or any of its Subsidiaries or has received extensions with respect thereto; all taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by the Company or any of its Subsidiaries or which are imposed upon them or any of their respective properties or assets or in respect of any of their franchises, business, income or profits have been fully paid when due except such taxes assessments, fees and government charges the failure to pay which would not materially and adversely affect the condition (financial or otherwise), earnings, business or business prospects of the Company and its subsidiaries, taken as a whole. All material tax liabilities of the Company and the Subsidiaries have been adequately provided for in the financial statements of the Company included in the Registration Statement;

           (xxvii) All dividends and other distributions declared and payable on the share capital of the Subsidiaries may, under the current laws and regulations of the jurisdictions of incorporation of each Subsidiary, be paid to the Company and freely transferred out of such jurisdictions and may be so paid without the necessity of obtaining any approval or authorization from any regulated body in such jurisdictions; and

           (xxviii)   To the Company's knowledge, there are no affiliations or
      associations between any member of the National Association of Securities Dealers, Inc. ("NASD") and any of the Company's officers, directors or 5% or greater stockholders, except as set forth in the Registration Statement.

     (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each Underwriter as follows:

            (i)  To the best knowledge of such Selling
                 Stockholder, the
            representations and warranties of the Company contained in Section 1(a) are true and correct; to the best knowledge of such Selling Stockholder, such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company or any Subsidiary that is not set forth in the Prospectus;

           (ii) When the Registration Statement shall become effective, and at all times subsequent thereto up to the Closing Date, as defined in
      Section 2(b) below, (A) such parts of the Registration Statement and any amendments and supplements thereto as specifically refer to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such parts of the Prospectus as specifically refer to such Selling Stockholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (iii) Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to you, a Power of Attorney and Custody Agreement (the "Custody Agreement") with the Company as custodian (the "Custodian"), and Michael Brown and Danile Henry and as attorneys-in-fact (the "Attorneys-in-Fact"); the Attorneys-in-Fact are authorized to execute and deliver this Agreement on behalf of such Selling Stockholder and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement, and the Attorneys-in-Fact and the Custodian are each authorized to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement and to accept payment therefor;

           (iv) All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery pursuant to this Agreement of the Shares to be sold by such Selling Stockholder have been given and are in full force and effect on the date hereof and will be in full force and effect at the Closing Date, as defined in Section 2(b) below;

           (v) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any agreement, instrument, decree, judgment or order to which such Selling Stockholder is a party or the properties of such Selling Stockholder may be subject or by which such Selling Stockholder may be bound and which would affect the ability of such Selling Stockholder to transfer its Shares pursuant to this Agreement;

            (vi) Such Selling Stockholder will, at the Closing
                 Date, as defined in Section 2(b) below, have good and marketable title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver such Shares pursuant to this Agreement; and, upon delivery of such Shares and payment of the purchase price therefor as contemplated in this Agreement, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

           (vii) Certificates for all of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery pursuant to this Agreement;

           (viii) For a period of 180 days from the date hereof, such Selling Stockholder will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into Common Stock, other than to the Underwriters pursuant to this Agreement; provided that during such period such Selling Stockholder may make distributions to affiliates for no consideration or gifts of shares of Common Stock or securities convertible into Common Stock upon the condition that the donees or distributees agree to be bound by the foregoing restriction in the same manner as it applies to such Selling Stockholder; and

           (ix) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the Act.

     (c) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

     2. Purchase, Sale and Delivery Date of Shares. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and
each Selling Stockholder, at a purchase price of $[     ] per Firm Share, (i)
in the case of the Company, the number of Firm Shares that bears the same relation to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares (such proportion is hereinafter referred to as such Underwriter's "underwriting obligation proportion") and
(ii) in the case of each Selling

Stockholder, the underwriting obligation proportion of such Underwriter of the aggregate number of Firm Shares as are proposed to be sold by such Selling Stockholder and set forth opposite such Selling Stockholder's name in Schedule II subject, in each case, to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional shares.

     The Company and the Selling Stockholders will cause to be delivered certificates for the Firm Shares to the Representative for the accounts of the Underwriters, against payment of the purchase price by wire transfer in same-day federal funds denominated in U.S. dollars to accounts specified by the
Company and the Selling Stockholders, at the office of [                     ],
or at such other place [in the United States] as shall be agreed upon by the Company, the Selling Stockholders and the Representative in writing, at 9:00
a.m., New York time, on [             ], 1997, or at such other time not later
than seven full business days thereafter as the Representative, the Company and the Selling Stockholders determine, such time being herein referred to as the "First Closing Date".

     (b) In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase, only for the purpose of covering over-allotments, all or fewer than all of the Optional Shares at the purchase price per Optional Share to be paid for the Firm Shares. The Company agrees to sell to the Underwriters up to 795,000 Optional Shares at the same purchase price per share as shall be applicable to the Firm Shares, and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule I bears to the total number of Firm Shares subject, in each case, to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon written notice by the Representative to the Company. Each time for the delivery of and payment for the Optional Shares, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be not later than five full business days after written notice of election to purchase Optional Shares is given.

     The Company will deliver certificates for the Optional Shares being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer in same-day federal funds denominated in U.S. dollars to accounts
specified by the Company, at the office of [           ] or at such other place
[in the United States] as the Representative and the Company shall agree in writing.

     3. Certain Agreements of the Company.  The Company agrees with each of the
Underwriters:

            (i) To file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

           (ii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus, in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such prospectus is delivered, not misleading, or if for any other reason it is necessary during such same period to amend the Prospectus to comply with the Act, to promptly notify the Representative of such event and will promptly, upon the mutual agreement of you and the Company, prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance;

            (iii) To furnish to you as many copies of the
                 Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request; to furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits); and to deliver to each Underwriter each related Preliminary Prospectus, and, so long as delivery of a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, as the Representative reasonably requests; the Prospectus shall be so furnished, to the extent practicable,
                 on or prior to [   ] p.m., London time, on the business day
                 following the later of the execution and delivery of this Agreement or the effective time of the Registration Statement and all other such documents shall be so furnished as soon as available; and the Company will pay the expenses of printing and distributing to the Underwriters all such documents;

           (iv) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such U.S. jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

           (v) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations;

           (vi) During the period of five years hereafter, to furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and (A) as soon as available, a copy of each report of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to stockholders;

           (vii) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds" and will submit to you, after receipt from you of any necessary information as to the Underwriters' activities, at least five days prior to filing, the proposed form of any report on Form SR under Rule 463 of the Rules and Regulations and will not file any such report to which you may reasonably object;

           (viii) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided under or described in this Agreement or the Prospectus, any Shares or other shares of Common Stock of the Company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive any Shares or such other shares of Common Stock or any other substantially similar securities, without the prior written consent of the Representative;

           (ix) Not to (and to cause its Subsidiaries and affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

           (x) To file with the Commission such reports on Form SR as may be required by Rule 463 under the Act;

           (xi) To take all such actions as are necessary to assure that the Company is not an "investment company" (as defined in the Investment Company Act) subsequent to the last Closing Date;

           (xii) To file with Nasdaq all documents and notices required by Nasdaq of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by Nasdaq; and

           (xiii) For a period of five years after the Closing Date, to furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

     4. Conditions of the Obligations of the Underwriters. The Obligations of the Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholders herein as though made on and as of the applicable Closing Date, the compliance in all material respects by the Company and the Selling Stockholders with all of the covenants and obligations required to be complied with or performed hereunder on or prior to such Closing Date and to each of the following additional conditions precedent:

           (a) The Company shall have delivered to you a certificate, dated the applicable Closing Date and signed by one or more executive officers of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date; (iii) the Company's Registration Statement as filed under the Act has become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been, issued and no proceedings for that purpose have been initiated or to the best knowledge of the Company, threatened by the Commission; the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period specified in accordance with Section 3(i) hereof; and all requests for additional information on the part of the Commission have been complied with; (iv) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Act and the regulations promulgated thereunder and in all material respects shall conform to the requirements of the Act and the regulations promulgated thereunder, the Company shall have complied with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (vi) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business or business prospects of the Company and its Subsidiaries, taken as a whole, other than as set forth in the Prospectus;

           (b) Each Selling Stockholder shall have delivered to you a certificate, dated the applicable Closing Date, to the effect that (i) the representations and warranties of each Selling Stockholder set forth in Section 1(b) shall be accurate as though expressly made at and as of the applicable Closing Date and (ii) such Selling Stockholder has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

           (c) Shearman & Sterling, U.S. counsel for the Underwriters, shall have delivered to you their written opinion, dated the applicable Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as you may reasonably request;

           (d) Arent Fox Kintner Plotkin & Kahn, U.S. counsel for the Company and the Selling Stockholders, shall have delivered to you their written opinion, dated the applicable Closing Date, to the effect set forth in Annex A hereto;

           (e) [                 ], Polish counsel for the Company and the
      Selling Stockholders, shall have delivered to you their written opinion, dated the applicable Closing Date, to the effect set forth in Annex B hereto;

           (f) Arent Fox Kintner Plotkin & Kahn, Hungarian counsel for the Company and the Selling Stockholders, shall have delivered to you their written opinion, dated the applicable Closing Date, to the effect set forth in Annex C hereto;

           (g) Weil, Gotshall & Manges, U.S. counsel for the Hungarian American Equity Fund, Euroventures (Hungary) B.V. and Poland Partners L.P., shall have delivered to you their written opinion , dated the applicable Closing Date, to the effect set forth in paragraphs (iv), (v), (vi) and
      (vii) of Annex A with respect to such Selling Stockholders.

           (h) KPMG Polska Sp. z o.o, independent public accountants, shall have delivered to you on the date hereof a letter or letters to the effect set forth in Annex D hereto;

           (i) KPMG Polska Sp. z o.o, independent public accountants, shall have delivered to you a letter, dated the applicable Closing Date, to the effect that they reaffirm the statements made in Section 4(g) and as set forth in Annex E hereto;

           (j) The Company shall have delivered to you a certificate, dated the applicable Closing Date and signed by the secretary of the Company, to the effect set forth in Annex F hereto;

           (k) At the applicable Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 4(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Selling Stockholders, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the applicable Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters;

           (l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any suspension or limitation of trading in securities generally on either the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (ii) any banking moratorium declared by U.S. Federal, New York State, Hungarian or Polish authorities; (iii) any outbreak or material escalation of major hostilities in which the United States, Hungary or Poland is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency; (iv) any material adverse change, or any development or event involving a prospective material adverse change in the condition (financial or other), earnings, business or business prospects of the Company or its Subsidiaries, taken as a whole; (v) any material adverse change, or any development or event involving a prospective material adverse change, in United States, Hungarian or Polish tax laws or foreign investment regulations or interpretations thereof, or in the imposition of exchange controls by the United States, Hungary or Poland; or (vi) any change in national or international political, financial or economic conditions or national or international financial markets or currency exchange rates or controls, if, in the judgment of the Representative the effect of any such event specified in clauses (i), (ii), (iii), (iv), (v), or (vi) makes it impractical or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Shares;

            (m) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the

            Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares;

           (n) The Shares to be sold by the Company and the Selling Stockholders on each Closing Date shall have been duly listed on Nasdaq, subject to notice of issuance; and

           (o) The Representative shall have received executed "Lock-up Letters" in the form of Annex G hereto from all of the stockholders of the Company designated by the Representative.

     5. Indemnification and Contribution. (a) The Company and each Selling Stockholder will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against losses, claims, damages or liabilities, joint or several, to which such Underwriters, or any person who controls any Underwriter within the meaning of Section 15 of the Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company and the Selling Stockholders shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by any Underwriter through the Representative expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred provided, further, that the liability of each Selling Stockholder, other than Messrs. Brown, Henry and Depenbusch, under this Section 8(b) shall in no event exceed the net proceeds of the sale of the Shares being sold by such Selling Shareholder.

            (b) Each Underwriter severally will indemnify and hold harmless the Company and each Selling Stockholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder, or any person who controls the Company or any Selling Shareholder, may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated thereunder or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon the conformity with written information furnished to the Company or any Selling Stockholder by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder, or any person who controls the Company or any Selling Shareholder, for any legal or other expenses reasonably incurred by the Company or any Selling Stockholder, or any person who controls the Company or any Selling Shareholder, in connection with investigating or defending any such action or claim as such expenses are incurred.

     The indemnity agreements contained in paragraphs (a) and (b) above with respect to any untrue statement contained in or any omission from a preliminary prospectus shall not inure to the benefit of Section 15 of the 1933 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares that are the subject thereof if the Company or a Selling Shareholder shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or the omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencements of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection.

     (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only relative benefits but also the relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company and the Selling Stockholders, respectively, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall he deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions applicable to the Shares underwritten by it and distributed to the public less the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder, other than Messrs. Brown, Henry and Depenbusch, shall be required to contribute any amount in excess of the net proceeds of the sale of Shares being sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and the Selling Stockholders under this
Section 5 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 5 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     (f) The obligations of the Company and each Selling Stockholder pursuant to this Section 5 are joint and several; provided, however, that, with respect to each claim pursuant to this Section 5, the Company shall be liable for the full amount of such claim, while each Selling Stockholder shall only be liable in an amount equal to that portion of such claim that is in the same proportion to the whole claim as the number of Shares being sold by such Selling Stockholder bears to the total number of Shares.

     6. Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid, the following: (i) the fees, disbursements and expenses of the Company's and the Selling Stockholders' U.S. and local counsel and accountants in connection with the registration of the Shares under the Act and under the Exchange Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, dealers and prospective investors; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities laws as provided in Section 3(iv) hereof, including the reasonable fees and disbursements of U.S. counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky Survey;
(iii) all expenses in connection with listing the Shares on Nasdaq; (iv) the filing fees in connection with obtaining required approvals from the NASD; (v) the cost, if any, of preparing stock certificates evidencing the Shares; (vi) the cost and charges of any transfer agent or registrar; (vii) to the Representative for the account of the several Underwriters up to a total of $1,000,000 for all reasonable expenses, such as legal fees, listing fees, printing costs, accountants' fees, roadshow expenses (other than the Company's travelling costs in connection with the roadshow), out-of-pocket expenses, etc. related to the offering of Shares; and (viii) all other reasonable costs and expenses incident to the performance of the Company's and the Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this Section; all requests for reimbursement of expenses of the Representative for the account of the several Underwriters shall be accompanied by a reasonably detailed statement of expenses incurred, along with appropriate supporting documentation.

     7. Default of Underwriters. (a) If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date.

     (b) If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except the provisions of Sections 5 and 9 shall remain in effect (provided that if such default occurs with respect to Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. Default by a Selling Stockholder or the Company. If any Selling Stockholder shall fail at the applicable Closing Date to sell and deliver the number of Firm Shares that such Selling Stockholder is obligated to sell, the Company and the non-defaulting Selling Stockholders shall have the right, within 24 hours thereafter, to make arrangements for one or more of the Company and the non-defaulting Selling Stockholders to sell upon the terms set forth in this Agreement all, but not less than all, of such defaulted Firm Shares in such amounts as may be agreed upon and to which the Underwriters do not reasonably object; if, however, such arrangements have not been completed within such 24-hour period, then the Underwriters may, at your option, by notice from you to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 6 or (b) elect to purchase the Firm Shares that the Company and the remaining Selling Stockholders have agreed to sell pursuant to this Agreement.

     In the event of a default under this Section that does not result in the termination of this Agreement, either you or the Company shall have the right to postpone the applicable Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     If the Company shall fail at the applicable Closing Date to sell and deliver the number of Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 6 and except that the provisions of Sections 5 and 9 shall remain in effect.

     No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder so defaulting from liability, if any, in respect of such default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of an investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or the Selling Stockholders or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 7 or 8 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 5 shall remain in effect, and if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 3 shall also remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or 8 or the occurrence of any event specified in Section 4(k), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

     10. Consent to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby by an Underwriter, the directors, officers, employees or agents of any Underwriter or by each person, if any, who controls any Underwriter, may be instituted in any New York State or U.S. Federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and each of the Selling Stockholders has appointed CT Corporation System, 1633 Broadway, New York, NY 10019, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from the Closing Date. The Company and each of the Selling Stockholders represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and the Company and each of the Selling Stockholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid for a period of three years from the Closing Date. Service of process upon the Authorized Agent and written notice of such service to the Company and each of the Selling Stockholders shall be deemed, in every respect, effective service of process upon the Company.

     11. Currency Indemnity. The obligation of the Company or any Selling Stockholders in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars promptly with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Stockholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Stockholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     12. Notices. All communications hereunder will be in writing and unless otherwise provided herein, shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to ING Barings, 60 London Wall, London EC2M 5TQ, Attention: David
Herbert, or by facsimile transmission to [            ]; if sent to the
Company, will be mailed, delivered or telegraphed and confirmed to the Company at Euronet Services Inc., Zsigmond TJr 10, H-1023 Budapest, Hungary, Attention:
Daniel Henry, or by facsimile transmission to
[            ]; provided, however, that any notice to an Underwriter pursuant to Section 5 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

     14. Representation. The Representative will act for the Underwriters in connection with the transactions contemplated by this Agreement, and any action under, or in respect of, this Agreement taken by the Representative will be binding upon all of the Underwriters.

     15. Information Provided by Underwriters. The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Preliminary Prospectus, Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information appearing in the list of the names of the Underwriters and number of Shares to be purchased by each Underwriter and [ ] under the caption "Underwriting" in the Prospectus.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of an Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Very truly yours,

                                           EURONET SERVICES INC.


     By:
     Name: Title:


                                           The Selling Stockholders listed in
                                           Schedule II


     By:
     Name: Title: Attorney-in-Fact


Accepted as of the date hereof:

ING BARINGS (U.S.) SECURITIES, INC.
ARNHOLD AND S BLEICHROEDER
NOMURA SECURITIES INTERNATIONAL, INC.


                          By:  Baring Brothers Limited


                          By:
                               -----------------------
                               Name:
                               Title:


For itself and as Representative of the several U.S.
Underwriters listed in Schedule I

ING BARINGS (U.S.) SECURITIES, INC.
ARNHOLD AND S BLEICHROEDER
NOMURA SECURITIES INTERNATIONAL, INC.


                          By:  Baring Brothers Limited


                          By:
                               -----------------------
                               Name:
                               Title:


For itself and as Representative of the several U.S.
Underwriters listed in Schedule I

     SCHEDULE I



                                                             Number of Optional
                                                             Shares to be
                                       Total Number of       Purchased if          Total Number of
                                       Firm Shares to be     Maximum Option        Firm Shares and
          U.S. Underwriter             Purchased                  Exercised        Optional Shares
-------------------------------------  --------------------  --------------------  --------------------
ING Baring (U.S.) Securities, Inc....
Arnhold and S Bleichroeder, Inc......
Nomura Securities International, Inc.
      International Underwriter
-------------------------------------
Baring Brothers Limited..............
Credit Suisse First Boston "Europe"
Limited..............................
Nomura International.................
Total................................             3,088,042               795,000             3,883,042

     SCHEDULE II



                     Total Number of
                     Firm Shares to be
Selling Stockholder  Sold
-------------------  --------------------
Total..............        ________

     ANNEX A


     FORM OF OPINION OF ARENT FOX KINTNER PLOTKIN & KAHN

           (i) Euronet Services Inc. (the "Company") has been duly organized and is validly existing under the laws of the State of Delaware, has the corporate power and authority under such laws to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus;

           (ii) The Company has an authorized capital stock as described in the Prospectus and all outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable and conform to the descriptions thereof in the Prospectus and are free of any encumbrances, equities or claims and were not issued in violation of any preemptive or other similar rights of any stockholder of the Company, respectively; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of Common Stock or any other class of share capital of the Company (except, in any such case, as set forth in the Prospectus); the Shares are freely transferable by the Company and the Selling Stockholders to or for the account of the several Underwriters and the initial purchasers thereof in the manner contemplated herein; the Shares to be sold have been duly authorized and, after payment and delivery thereof, will be validly issued, fully paid, non-assessable, not subject to any preemptive rights and will conform to the descriptions thereof in the Prospectus; and there are no restrictions on subsequent transfers of Shares, except as disclosed in the Prospectus;

           (iii) The Company has full legal right, power and authority to consummate the Reorganization (as defined in the Prospectus) and to enter into each of the Underwriting Agreement and the Exchange Agreement and to perform the transactions contemplated therein; the Reorganization has been duly authorized; each of the Underwriting Agreement and the Exchange Agreement has been duly authorized, executed and delivered by the Company; and, assuming the Exchange Agreement has been duly authorized, executed and delivered by the other parties thereto, the Exchange Agreement constitutes a legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by Bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally.

           (iv) The Underwriting Agreement, the Exchange Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholders named in Exhibit A hereto or by an Attorney-in-Fact on behalf of such Selling Stockholders, and each of the Selling Stockholders named in Exhibit A hereto has duly executed and delivered such Selling Stockholder's respective Power of Attorney;

           (v) Each Selling Stockholder named in Exhibit A hereto has valid and marketable title to the Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Underwriting Agreement. By delivery of a certificate or certificates therefor such Selling Stockholder will transfer to the Underwriters who have purchased such Shares pursuant to the Underwriting Agreement (without notice of any defect in the title of such Selling Stockholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

           (vi) Each Attorney-in-Fact has been duly authorized by each Selling Stockholder named in Exhibit A hereto to deliver the Shares on behalf of such Selling Stockholder in accordance with the terms of the Underwriting Agreement.

           (vii) Upon registration of the Shares to be sold by the Selling Shareholders named in Exhibit A hereto pursuant to the Underwriting Agreement in the names of the Underwriters in the records of the transfer agent for the Shares, and assuming the Underwriters had purchased such Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302(2) of the Uniform Commercial Code as in effect in the State of New York, the Underwriters will have acquired all rights of the Selling Shareholders in such Shares free of any adverse claim,any lien in favor of the Company, or to the knowledge of such counsel, any other party, and any restrictions on transfer imposed by or through the Company; and the owner of such Shares, if other than such Selling Shareholders is precluded from asserting against the Underwriters the ineffectiveness of any authorized endorsement;] and

           (viii) (a) the Company and the Subsidiaries have good title to all properties (real and personal) described in the Prospectus as owned by them, free and clear of any encumbrances, equities or claims, except such encumbrances as are described in the Prospectus or which would not reasonably be expected to have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries taken as a whole; (b) any properties described in the Prospectus held under lease by the Company and the Subsidiaries are held under valid and enforceable leases with such exceptions as are not material and do not interfere in any material respects with the use made or proposed to be made of such properties as contemplated in the Prospectus by the Company and the Subsidiaries; and, to the best of our knowledge, there is no material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiaries under any of the leases mentioned above;

           (ix) To the best of our knowledge (a) the Company and the Subsidiaries have all licenses, concessions, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory bodies that are necessary to own or lease, as the case may be, their properties and conduct their businesses as described in the Prospectus; (b) all of such licenses, concessions, franchises, permits, authorizations, approvals and orders are in full force and effect under applicable law and the Company and the Subsidiaries are in compliance with all material terms and requirements applicable thereto and (c) no condition or event has occurred and is continuing that could reasonably be expected to cause the revocation, cancellation, lapsing, expiration or termination of such licenses, concessions, franchises, permits, authorizations, approvals or orders;

           (x) There are no material legal or governmental proceedings pending or, to the best of our knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject;

           (xi) No consent, approval, authorization, notification or order of, or filing or recordation with, any court or governmental agency or regulatory body is required to be obtained by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except (A) the registration of the Shares under the Act, (B) such governmental authorizations, as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such governmental authorizations as may be required under U.S. securities laws in connection with the purchase and distribution of the Shares by or for the account of the Underwriters, and (D) such consents, approvals, authorizations, notification, orders, filings, recordations or registrations as may be required under the blue sky laws of any jurisdiction of the United States in connection with the purchase and distribution of the Shares by the Underwriters;

           (xii) The Company is not in violation of its charter or by-laws or, to the best of our knowledge, after due inquiry, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; except to the extent that such violation or default would not have a material adverse effect on the financial condition, earnings, business of the Company and its Subsidiaries, taken as a whole;

           (xiii) (A) The issuance of the Shares being sold by the Company against payment therefor under the Underwriting Agreement, (B) the sale and delivery of the Shares to be delivered on the date hereof by the Company and the Selling Stockholders, (C) the execution, delivery and performance of the Underwriting Agreement, (D) the consummation of the Reorganization, and (E) the consummation of the transactions herein contemplated, will not result in a breach or violation by the Company of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body in any court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject;

           (xiv) To the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person rights to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, or to require the Company to include such securities in securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

           (xv) The Company has, pursuant to Section 10 of the Underwriting Agreement, validly submitted to the jurisdiction of any U.S. Federal or State court located in the Borough of Manhattan, the City of New York, New York, has validly waived any objection to the venue of a proceeding in any such court in any action arising out of or relating to the Underwriting Agreement and has validly appointed [CT Corporation System] as its authorized agent for the purpose described in Section 10 of the Underwriting Agreement;

           (xvi) The Company is not an "investment company" as defined in the Investment Company Act, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not become an "investment company" as defined in the Investment Company Act;

           (xvii) The statements under the captions "Risk Factors - Shares Eligible for Future Sale", "Management", "Certain United States Tax Considerations For Non-U.S. Holders of Shares", "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus and the statements under Item 15 of Part II of the Registration Statement, insofar as such statements purport to summarize federal laws of the United States or agreements or other documents referred to therein, accurately summarize such laws, agreements and other documents in all material respects; and

           (xviii) The Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus (other than the financial statements and related schedules and statistical data therein and the statements and information contained in Annex A to the Prospectus, as to which we need express no opinion), complied as to form in all material respects to the requirements of the Act and the Rules and Regulations. We know of no contracts or exhibits required to be filed as exhibits which are not so filed or of any legal proceedings that are required to be described in the Prospectus which are not so described.

     Nothing came to our attention that led us to believe that, as of its effective date (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Optional Closing Date, as the case may be, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, or any supplement thereto, as of its date and as of the Closing Date or the Optional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we need express no belief as to the financial statements, schedules or other financial and statistical data contained in the Registration Statement or the Prospectus. We do not assume any responsiblity for the accuracy, completeness or fairness of the Statements made in the Registration Statement or the Prospectus, other than set forth in paragraph (xvii) above.

     In rendering our opinion, we have, without independent investigation, relied, subject to the assumptions, qualifications or limitations therein, (A) as to matters involving the application of laws of any other jurisdiction, other than the

State of New York, the District of Columbia, Hungary, the United States, or the General Corporation Law of the State of Delaware, to the extent we deem proper and specified in such opinion, subject to the assumptions, qualifications or limitations therein, upon the opinion of other counsel of good standing who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent we deem proper, upon certificates of responsible officers of the Company.

     ANNEX B


     FORM OF OPINION OF [POLISH COUNSEL]

           (i) Bankomat 24 Sp. z o.o has been duly organized and is validly existing under the laws of Poland, has the corporate power and authority under such laws to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus, and its conduct of business as currently conducted or as proposed to be conducted in the Prospectus does not violate any statute, rule, regulation or order of any Polish governmental agency or body or any court having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject;

           (ii) Bankomat 24 Sp. z o.o has good title to all properties (real and personal) described in the Prospectus as owned by it, free and clear of any encumbrances, equities or claims, except such encumbrances as are described in the Prospectus or which are not material in amount; any properties described in the Prospectus held under lease by Bankomat 24 Sp. z o.o are held under valid and enforceable leases with such exceptions as are not material and do not interfere in any material respects with the use made or proposed to be made of such properties as contemplated in the Prospectus by Bankomat 24 Sp. z o.o; and, to the best of our knowledge, after due inquiry, there is no material claim of any sort that has been asserted by anyone adverse to the rights of Bankomat 24 Sp. z o.o under any of the leases mentioned above;

           (iii) Bankomat 24 Sp. z o.o has all licenses, concessions, franchises, permits, authorizations, approvals and orders of and from all Polish governmental regulatory bodies that are necessary to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus; all of such licenses, concessions, franchises, permits, authorizations, approvals and orders are in full force and effect under applicable law and is in compliance with all material terms and requirements applicable thereto to the best of our knowledge, after due inquiry, and no condition or event has occurred and is continuing that could reasonably be expected to cause the revocation, cancellation, lapsing, expiration or termination of such licenses, concessions, franchises, permits, authorizations, approvals or orders;

           (iv) All outstanding shares of capital stock of Bankomat 24 Sp. z o.o have been validly authorized, are validly issued, fully paid and non-assessable and owned, directly or indirectly, by Bankomat 24 Sp. z o.o and are free of any encumbrances, equities or claims and were not issued in violation of any preemptive or other rights;

           (v) The execution, delivery and performance of the Underwriting Agreement, and the consummation of the transactions herein contemplated, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any Polish governmental agency or body in any court having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or its charter and by-laws (or other constitutive documents);

           (vi) Bankomat 24 Sp. z o.o is not in violation of its charter or by-laws (or other constitutive documents) or, to the best of our knowledge, after due inquiry, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

           (vii) To ensure the legality, validity, enforceability or admissibility into evidence of the Underwriting Agreement and any other document to be furnished hereunder or thereunder, it is not necessary that the Underwriting Agreement or any such other document be filed or recorded with any court or other authority in Poland, or that any stamp or similar tax be paid in Poland;

           (viii) The laws of Poland permit parties to a contract to agree to the laws under which the contracts will be interpreted; the choice of law provision set forth in Section 17 of the Underwriting Agreement will be recognized by Polish courts; Bankomat 24 Sp. z o.o can sue and be sued in its own name; under the laws of Poland, the irrevocable submission of Bankomat 24 Sp. z o.o to the jurisdiction of U.S. Federal and state courts in New York City and the agreement of Bankomat 24 Sp. z o.o that the Underwriting Agreement shall be governed by and construed in accordance with the laws of New York that are legal, valid and binding; service of process effected in the manner set forth in Section 10 of the Underwriting Agreement is legal, valid and binding; and

           (ix) Any judgment given by a New York Court will be admissible in Polish courts and will be enforceable thereby without reexamination of the issues, except if according to New York law, judgments issued by Polish courts would be subject to reexamination of the issues dealt therein.

     Our opinion is limited to matters of Polish law and we have relied, without independent investigation, as to all matters governed by the Federal law of the United States and District of Columbia and New York State law, upon the opinion of Arent Fox Kintner Plotkin & Kahn referred to below, in which case the opinion shall state that we believe you and we are entitled to so rely. Insofar as such opinion involves factual matters, we have relied, to the extent we deem proper, upon certificates of officers of Bankomat 24 Sp. z o.o and certificates of public officials. In giving such opinion, we may also state that we have assumed that any documents referred to in our opinion and executed by Bankomat 24 Sp. z o.o have been duly executed and delivered pursuant to New York law.

     ANNEX C

     FORM OF OPINION OF [HUNGARIAN COUNSEL]

           (i) Euronet Bank 24 Rt. has been duly organized and is validly existing under the laws of Hungary, has the corporate power and authority under such laws to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus, and its conduct of business as currently conducted or as proposed to be conducted in the Prospectus does not violate any statute, rule, regulation or order of any Hungarian governmental agency or body or any court having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject;

           (ii) Euronet Bank 24 Rt. has good title to all properties (real and personal) described in the Prospectus as owned by it, free and clear of any encumbrances, equities or claims, except such encumbrances as are described in the Prospectus or which are not material in amount; any properties described in the Prospectus held under lease by Euronet Bank 24 Rt. are held under valid and enforceable leases with such exceptions as are not material and do not interfere in any material respects with the use made or proposed to be made of such properties as contemplated in the Prospectus by Euronet Bank 24 Rt.; and, to the best of our knowledge, after due inquiry, there is no material claim of any sort that has been asserted by anyone adverse to the rights of Euronet Bank 24 Rt. under any of the leases mentioned above;

           (iii) Euronet Bank 24 Rt. has all licenses, concessions, franchises, permits, authorizations, approvals and orders of and from all Hungarian governmental regulatory bodies that are necessary to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus; all of such licenses, concessions, franchises, permits, authorizations, approvals and orders are in full force and effect under applicable law and is in compliance with all material terms and requirements applicable thereto to the best of our knowledge, after due inquiry, and no condition or event has occurred and is continuing that could reasonably be expected to cause the revocation, cancellation, lapsing, expiration or termination of such licenses, concessions, franchises, permits, authorizations, approvals or orders;

           (iv) All outstanding shares of capital stock of Euronet Bank 24 Rt. have been validly authorized, are validly issued, fully paid and non-assessable and owned, directly or indirectly, by Euronet Bank 24 Rt. and are free of any encumbrances, equities or claims and were not issued in violation of any preemptive or other rights;

           (v) The execution, delivery and performance of the Underwriting Agreement, and the consummation of the transactions herein contemplated, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any Hungarian governmental agency or body in any court having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or its charter and by-laws (or other constitutive documents);

           (vi) Euronet Bank 24 Rt. is not in violation of its charter or by-laws

      (or other constitutive documents) or, to the best of our knowledge, after due inquiry, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

           (vii) To ensure the legality, validity, enforceability or admissibility into evidence of the
      Underwriting Agreement and any other document to be furnished hereunder or thereunder, it is not necessary that the Underwriting Agreement or any such other document be filed or recorded with any court or other authority in Hungary, or that any stamp or similar tax be paid in Hungary;

           (viii) The laws of Hungary permit parties to a contract to agree to the laws under which the contracts will be interpreted; the choice of law provision set forth in Section 17 of the Underwriting Agreement will be recognized by Hungarian courts; Euronet Bank 24 Rt. can sue and be sued in its own name; under the laws of Hungary, the irrevocable submission of Euronet Bank 24 Rt. to the jurisdiction of U.S. Federal and state courts in New York City and the agreement of Euronet Bank 24 Rt. that the Underwriting Agreement shall be governed by and construed in accordance with the laws of New York that are legal, valid and binding; service of process effected in the manner set forth in Section 10 of the Underwriting Agreement is legal, valid and binding; and

           (ix) Any judgment given by a New York Court will be admissible in Hungarian courts and will be enforceable thereby without reexamination of the issues, except if according to New York law, judgments issued by Hungarian courts would be subject to reexamination of the issues dealt therein.

     Our opinion is limited to matters of Hungarian law and we have relied, without independent investigation, as to all matters governed by the Federal law of the United States and District of Columbia and New York State law, upon the opinion of Arent Fox Kintner Plotkin & Kahn referred to below, in which case the opinion shall state that we believe you and we are entitled to so rely. Insofar as such opinion involves factual matters, we have relied, to the extent we deem proper, upon certificates of officers of Euronet Bank 24 Rt. and certificates of public officials. In giving such opinion, we may also state that we have assumed that any documents referred to in our opinion and executed by Euronet Bank 24 Rt. have been duly executed and delivered pursuant to New York law.

     ANNEX D

     FORM OF COMFORT LETTER

     KPMG Polska Sp. z o.o shall furnish to the Underwriters a letter confirming that they are independent public accountants with respect to Euronet Services Inc. (the "Company") within the meaning of the Act and the applicable Rules and Regulations and stating in effect that:

           (i) they are independent public accountants with respect to the Company within the meaning of the Rules and Regulations;

           (ii) in their opinion the Company's audited consolidated financial statements and other financial information and schedules included in the Registration Statement comply as to form in all material respects with accounting principles generally accepted in the United States and all applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-1;

           (iii) on the basis of a reading of the latest available interim financial data of the Company, a reading of the minute books of the Company at __________, 1997, inquiries of officials of the Company who have responsibility for financial and accounting matters and other procedures specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) any material modifications should be made to such interim unaudited financial statements for [SPECIFY PERIOD] of the Company for them to be in conformity with accounting principles generally accepted in the United States applied on a basis substantially consistent with the basis of the audited financial statements included in the Prospectus;

                 (B) the interim unaudited financial statements of the Company as of and for the [SPECIFY PERIOD] included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Rules and Regulations;

                 (C) at the date of the latest available financial data
            (____________) read by such accountants, or at a subsequent specified date not more than five days prior to the date of the Underwriting Agreement, there were (i) any changes in capital stock, any increases in long term debt or total liabilities or any decreases in net current assets, total assets or stockholders' equity of the Company as compared with amounts shown in the interim unaudited balance sheets and statements of income as of and for the
            period ended [          ] included in the Registration Statement,
            or (ii) any decreases, as compared with the corresponding period or the preceding year, in net sales or in the total or per share amounts of income before extraordinary items or of net income;

except in all cases set forth in clause (C) above for changes, increases or decreases which the Prospectus disclosures have occurred or may occur or which are described in such letter; and

           (iv) they have compared specified [        ] amounts and U.S. Dollar
      amounts (or percentages derived from such
      [          ] amounts or U.S. Dollar amounts) and other financial
      information contained in the Registration Statement (in each case to the
      extent that such [          ] amounts, U.S. Dollar amounts, percentages
      and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting systems or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such
      letter and have found such [          ] amounts, U.S. Dollar amounts,
      percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter,

     ANNEX E


     FORM OF BRING-DOWN COMFORT LETTER

                                                                   [Insert date]

KPMG Polska Sp. z o.o shall furnish to the Underwriters a bring-down comfort letter stating that they reaffirm as of the date of such letter (and as though made on the date of such letter) all statements made in the original comfort letter, and including the following statements for purposes of the bring-down letter:

1. The Registration Statement to which this letter relates is as amended as of [INSERT DATE[S]] and includes the Final Prospectus dated [INSERT DATE] filed with the Commission on [INSERT DATE] pursuant to Rule 424(b) under the Act and [Insert post-effective amendments, if any].

2. The reading of minutes described in paragraph of that letter has been carried out through [INSERT DATE].

3. The procedures and inquiries covered in paragraph ___ of that letter were carried out to [INSERT DATE] (our work did not extend to the period from [INSERT DATE] to [INSERT DATE], inclusive).

4. The references to [INSERT DATE] in paragraph ____ of that letter are changed to [INSERT DATE].

     ANNEX F

     FORM OF SECRETARY'S CERTIFICATE

     I, [             ], Secretary of the Board of Directors of Euronet
Services Inc. (the "Company"), organized under the laws of the State of Delaware, hereby certify that:

           (a) Attached hereto as Annex A is a true and complete copy of the charter and by-laws of the Company, as in full force and effect at all times to and including the date hereof;

           (b) No amendment or other document relating to or affecting the charter and by-laws of the Company has been filed with the public registry of the State of Delaware on or prior to the date hereof, and no action has been taken by the Company or its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company;

           (c) Attached hereto as Annex B are true copies of resolutions duly and validly adopted by the stockholders of the Company at a meeting held
      on [         ], and by the Board of Directors of the Company at meetings
      duly called and held on [         ] and [         ], at each of which a
      quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company's stockholders, Board of Directors or any committee of the Board of Directors relating to (i) the offering and sale of Common Stock of the Company, par value of $0.02 per share (the "Shares"), issuable pursuant
      to the underwriting agreement dated [       ], 1997 (the "Underwriting
      Agreement") among the Company, the several Underwriters named in Schedule I thereto (the "Underwriters"), and the each of the Selling Stockholders named in Schedule II hereto (the "Selling Stockholders"), (ii) the Company's Registration Statement on Form S-1 (File No. 333-18121), as amended (the "S-1 Registration Statement"), filed with the Commission under the U.S. Securities Act of 1933, as amended, (iii) the Company's
      Registration Statement on Form 8-A, as amended (File No. 1-      ) (the
      "8-A Registration Statement") filed with the Commission under the U.S. Securities Exchange Act of 1934, as amended;

           (d) The Underwriting Agreement, as executed and delivered or to be executed and delivered on behalf of the Company, is in the form approved by an officer of the Company duly authorized by the Board of Directors of the Company;

           (e) Attached hereto as Annex C are true specimens of share certificates representing the Shares;

           (f) Attached hereto as Annex D are true and complete copies of all written communications between the Company, its officers and employees or, to its knowledge, its accountants, counsel or representatives on the one hand, and the Securities and Exchange Commission (the "Commission") or its staff, on the other hand, relating to the S-1 Registration Statement and the 8-A Registration Statement;

           (g) Each person who, as, a director or officer or attorney-in-fact of the Company or attorney-in-fact of such director or officer, signed
      (i) the S-1 Registration Statement; (ii) the 8-A Registration Statement;
      (iii) the Underwriting Agreement; and (iv) any other document delivered prior to or on date hereof in connection with the transactions contemplated by the Underwriting Agreement was, at the respective times of such signing and delivery and, in the case of documents referred to in clauses (i), (ii) and (iii) above, at the times of filing such S-1 Registration Statement and 8-A Registration Statement, is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures; and

           (h) The minute books (or true copies thereof) of the Company and its Subsidiaries made available to Shearman & Sterling, U.S. counsel to the Underwriters, and Arent Fox Kintner Plotkin & Kahn, U.S. counsel to the Company and the Selling Stockholders, contained all minutes of the proceedings of the stockholders of the Company and its material subsidiaries and of the Board of Directors of the Company and its material subsidiaries through the date hereof, except for those proceedings with respect to which either final or draft minutes had not been prepared.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.


     Date:

     _________________________
     Name:
     Title:

     I, [                     ],  [                       ] of the Company
hereby certify that [                  ], is the duly elected, qualified and
acting Secretary of the Board of Directors of the Company and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:



                                                            Name:
     Title:

     ANNEX G

     FORM OF LOCK-UP LETTER


ING BARINGS

     As Representative of the several
     Underwriters listed in Schedule I
c/o ING Barings
60 London Wall
London EC2M 5TQ


Ladies and Gentlemen:

     The undersigned understands that ING Barings as representative (the "Representative") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Euronet Services Inc. (the "Company") and the selling stockholders named therein (the "Selling Stockholders"), providing for the initial public offering (the "Initial Public Offering") by the Underwriters, including the Representative, of Common Stock, par value $0.01 per share (the "Shares") of the Company.

     In consideration of the Underwriters' agreement to make the Initial Public Offering and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and Shares which may be issued upon exercise of a stock option or warrant) or enter into any Hedging Transaction (as defined below) relating to the Shares (each of the foregoing referred to as a "Disposition") for a period of 180 days after the effective date of the registration statement relating to the Initial Public Offering (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares.

     Notwithstanding the foregoing, the undersigned may transfer any or all of the Shares by gift, will or intestacy; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement.

     Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933, as amended.

     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such Shares on the transfer books and records of the Company and (ii) with respect to any Shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such Shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such Shares on the transfer books and records of the Company.

     The undersigned understands that the Company, the Underwriters and the Representative will proceed with the Initial Public Offering in reliance on this Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Very truly yours,

     _____________________

     Name : ______________


Number of Shares Certificate numbers:
owned or subject to warrants,
options or convertible securities: